Exhibit 2.1
Description of rights of securities registered under Section 12 of the Securities Exchange Act of 1934
As of 31 December 2019, Rio Tinto plc and Rio Tinto Limited (together, “Rio Tinto”, the “Company”, “we”, “us”, and “our”) had the following series of securities registered pursuant to Sections 12(b) of the Exchange Act of 1934.

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered	Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
American Depository Shares*	RIO	New York Stock Exchange		---
Ordinary Shares of 10p each**		New York Stock Exchange
3.750% Notes due 2025		New York Stock Exchange	3.750% Notes due 2025		New York Stock Exchange
4.125% Notes due 2042		New York Stock Exchange	4.125% Notes due 2042		New York Stock Exchange
4.750% Notes due 2042		New York Stock Exchange	4.750% Notes due 2042		New York Stock Exchange
5.200% Notes due 2040		New York Stock Exchange	5.200% Notes due 2040		New York Stock Exchange
5.200% Notes due 2040		New York Stock Exchange	5.200% Notes due 2040		New York Stock Exchange
5.200% Notes due 2040		New York Stock Exchange	5.200% Notes due 2040		New York Stock Exchange
7.125% Notes due 2028		New York Stock Exchange	7.125% Notes due 2028		New York Stock Exchange

*	Evidenced by American Depositary Receipts. Each American Depositary Share Represents one Rio Tinto plc Shares of 10p each

**	Not for trading, but only in connection with the listing of American Depositary Shares, pursuant to the requirements of the Securities and Exchange Commission
American Depositary Shares (“ADSs”) representing one ordinary shares of Rio Tinto plc (the “shares”) are listed and traded on the New York Stock Exchange and, in connection with this listing (but not for trading), the shares are registered under Section 12(b) of the Exchange Act. Shares underlying the ADSs are held by JPMorgan Chase Bank, N.A., as depositary, and holders of ADSs will not be treated as holders of the shares.
This exhibit contains a description of the rights of (i) the holders of shares; (ii) ADS holders; (iii) 3.750% Notes due 2015; (iv) 4.125% Notes due 2042; (v) 4.750% Notes due 2042; (vi) 4.750% Notes due 2042; and (vii) 7.125% Notes 2028.

SHARES
Item 9. Listing
Item 9.A.3. Preemptive Rights
For additional details, see below, “Variation of rights”.
Item 9.A.5. Type and Class of Securities
Rio Tinto plc’ has issued and fully paid up capital of 10p each. The number of shares that have been issued as of the last day of the financial year ended December 31, 2019 was 1,259,344,591.
Item 9.A.6. Limitations or Qualifications
Rio Tinto plc’s other share classes are: Special Voting share of 10 pence each, DLC Dividend share and Equalisation Share of 10p each (together, the “Other Shares”).
Details of how each Other Share limits or qualifies the rights of the shares is provided below.
Dual listed companies structure
In 1995, Rio Tinto shareholders approved the terms of the dual listed companies’ merger (the DLC structure). The aim was to put shareholders of both companies in substantially the same position they would be in if they held shares in a single entity owning all assets of both companies.
Following the approval of the DLC structure, both companies entered into a DLC Merger Sharing Agreement (the Sharing Agreement). As part of this both companies agreed to be managed in a unified way, to share the same board of directors, and to put in place arrangements to provide shareholders of both companies with a common economic interest in the DLC structure.
To achieve this third objective, the Sharing Agreement fixed the ratio of dividend, voting and capital distribution rights attached to each Rio Tinto plc share and each Rio Tinto Limited share at an Equalisation Ratio of 1:1. This has remained unchanged ever since, although the Sharing Agreement makes clear this can be revised in special circumstances, for example where certain modifications are made to the share capital of one company (such as rights issues, bonus issues, share splits and share consolidations) but not to the other.
Outside the circumstances specified in the Sharing Agreement, the Equalisation Ratio can only be altered with the approval of shareholders under the class rights action approval procedure, described in the Voting arrangements section below. Any adjustments must be confirmed by the Group’s external auditors.
Consistent with the DLC structure, the directors of both companies aim to act in the best interests of Rio Tinto as a whole. The class rights action approval procedure exists to deal with instances where there may be a conflict of interest between the shareholders of the two companies.
To ensure that the boards of both companies are identical, resolutions to appoint or remove directors must be put to shareholders of both companies as Joint Decisions, described in the Voting arrangements section below. The Articles of Association of Rio Tinto plc and the Constitution of Rio Tinto Limited make clear that a person can only be a director of one company if he or she is also a director of the other. This means that if a person were removed as a director of Rio Tinto plc, he or she would also cease to be a director of Rio Tinto Limited.
One consequence of the DLC merger is that Rio Tinto is subject to a wide range of laws, rules and regulatory reviews across multiple jurisdictions. Where these rules differ, Rio Tinto will comply with the requirements in each jurisdiction at a minimum.
Dividend arrangements
The Sharing Agreement ensures that dividends paid on Rio Tinto plc and Rio Tinto Limited shares are equalised on a net cash basis without taking into account any associated tax credits. Dividends are determined in US dollars and (with the exception of ADR holders, paid in sterling and Australian dollars), both companies are required to announce and pay dividends and other distributions at the same time or as close to this as possible.
In the unlikely event that one company does not have sufficient distributable reserves to pay the equalised dividend or equalised capital distribution, it would be entitled to a top-up payment from the other company. The top-up payment could be made as a dividend on the DLC dividend share, or by way of a contractual payment.

If the payment of an equalised dividend would contravene the law applicable to one of the companies, they can depart from the Equalisation Ratio. In that situation, the relevant company must put aside reserves for payment on the relevant shares at a later date.
Rio Tinto shareholders have no direct rights to enforce the dividend equalisation provisions of the Sharing Agreement.
By allowing dividends to be paid between companies and their subsidiaries, DLC dividend shares give the Group extra flexibility to manage internal funds.
Voting arrangements
In principle, the Sharing Agreement enables the shareholders of Rio Tinto plc and Rio Tinto Limited to vote as a joint electorate on any matters that affect them in similar ways. These are referred to as Joint Decisions, and include the creation of new classes of share capital, the appointment or removal of directors and auditors, and the receiving of annual financial statements. All shareholder resolutions that include Joint Decisions are voted on a poll.
The Sharing Agreement also protects shareholders of both companies by requiring joint approval for decisions that do not affect the shareholders of both companies equally. These are known as class rights actions, and are voted on a poll. For example, fundamental elements of the DLC structure cannot be changed unless approved separately by the shareholders of both companies.
Exceptions to these principles can arise in situations such as where legislation requires the separate approval of a decision by the appropriate majority of shareholders in one company, and where approval of the matter by shareholders of the other company is not required.
Where a matter has been expressly categorised as either a Joint Decision or a class rights action, the directors cannot change that categorisation. If a matter falls within both categories, it is treated as a class rights action. In addition, if an issue is not expressly listed in either category, directors can decide how it should be put to shareholders for approval.
To support joint voting arrangements, both companies have entered into shareholder voting agreements, where a Special Voting Share is issued to a special purpose company (SVC) and held in trust for shareholders by a common trustee. Rio Tinto plc (RTP) has issued its Special Voting Share (RTP Special Voting Share) to Rio Tinto Limited (RTL) Shareholder SVC, while Rio Tinto Limited has issued its Special Voting Share (RTL Special Voting Share) to RTP Shareholder SVC. The total number of votes cast on Joint Decisions by the shareholders of one company are decided at a parallel meeting of the other company. The exact role of these SVCs is described below.
In exceptional circumstances, certain shareholders can be excluded from voting at their respective company’s general meetings. For example, they may have acquired shares in the other company in excess of a given threshold without making an offer for all the shares in the other company. In this situation, votes cast by these excluded shareholders are disregarded.
Following the companies’ general meetings, the overall results of the voting are announced to relevant stock exchanges and the media, and published on the Rio Tinto website.
At a Rio Tinto plc shareholders’ meeting during which a Joint Decision is considered, each Rio Tinto plc share carries one vote. The holder of the Special Voting Share has one vote for each vote cast by the public shareholders of Rio Tinto Limited in their parallel meeting. The holder of the Special Voting Share must vote in accordance with the votes cast by public shareholders for and against the equivalent resolution at the parallel Rio Tinto Limited shareholders’ meeting. The holders of Rio Tinto Limited ordinary shares do not hold voting shares in Rio Tinto plc by virtue of their holding in Rio Tinto Limited, and cannot enforce the voting arrangements relating to the Special Voting Share.
Similarly, at a Rio Tinto Limited shareholders’ meeting during which a Joint Decision is considered, each Rio Tinto Limited share carries one vote and the holder of its Special Voting Share will have one vote for each vote cast by the public shareholders of Rio Tinto plc in their parallel meeting. The holder of the Special Voting Share must vote in accordance with the votes cast for and against the equivalent resolution at the parallel Rio Tinto plc shareholders’ meeting. The holders of Rio Tinto plc ordinary shares do not hold any voting shares in Rio Tinto Limited by virtue of their holding in Rio Tinto plc, and cannot enforce the voting arrangements relating to the Special Voting Share.
Capital distribution arrangements
If either company goes into liquidation, the Sharing Agreement ensures a valuation is made of the surplus assets of both companies. If the surplus assets available for distribution by one company on each of the shares held by its shareholders exceed the surplus assets available for distribution by the other company on each of the shares held by its shareholders, then an equalising payment must be made – to the extent permitted by applicable law – such that the amount available for distribution on each share held by shareholders of both companies reflects the Equalisation Ratio.
The aim is to ensure the shareholders of both companies have equivalent entitlements to the assets of the combined Group on a per share basis, taking account of the equalisation ratio.

The Sharing Agreement does not grant any enforceable rights to the shareholders of either company upon liquidation of either company.
Limitations on ownership of shares and merger obligations
The laws and regulations of the UK and Australia impose restrictions and obligations on persons who control interests in publicly listed companies in excess of defined thresholds. These can include an obligation to make a public offer for all outstanding issued shares of the relevant company. The threshold applicable to Rio Tinto plc under UK law and regulations is 30% and to Rio Tinto Limited under Australian law and regulations is 20% on both a standalone and Joint Decision basis.
As part of the DLC merger, the Articles of Association of Rio Tinto plc and the Constitution of Rio Tinto Limited were amended with the aim of extending these laws and regulations to the combined enterprise. This amendment also ensures that a person cannot exercise control over one company without having made offers to the public shareholders of both companies.
This guarantees the equal treatment of both sets of shareholders, and that the two companies are considered as a single economic entity. The Articles of Association of Rio Tinto plc and the Constitution of Rio Tinto Limited impose restrictions on any person who controls, directly or indirectly, 20% or more of the votes on a Joint Decision. If, however, such a person has an interest in either Rio Tinto Limited or Rio Tinto plc only, then the restrictions only apply if they control, directly or indirectly, 30% or more of the votes at that company’s general meetings.
If one of these thresholds is exceeded, the person cannot attend or vote at general meetings of the relevant company, cannot receive dividends or other distributions from the relevant company, and may be divested of their interest by the directors of the relevant company (subject to certain limited exceptions and notification by the relevant company). These restrictions continue to apply until that person has either made a public offer for all the publicly held shares of the other company, has reduced their controlling interest below the thresholds specified, or has acquired through a permitted means at least 50% of the publicly held shares of each company.
This arrangement ensures that offers for the publicly held shares of both companies would be required to avoid the restrictions set out above, even if the interests that breach the thresholds are held in just one of the companies. The directors do not have the discretion to exempt a person from the operation of these rules.
Under the Sharing Agreement, the companies agree to co-operate to enforce the above restrictions contained in their Articles of Association and Constitution.
Guarantees
In 1995, each company entered into a deed poll guarantee in favour of creditors of the other company. In addition, each company guaranteed the contractual obligations of the other and the obligations of other persons guaranteed by the other company, subject to certain limited exceptions.
Beneficiaries under deed poll guarantees can make demands on the relevant guarantor without first having recourse to the company or persons whose obligations are being guaranteed. The obligations of the guarantor under each deed poll guarantee expire upon termination of the Sharing Agreement and under other limited circumstances, but only in respect of obligations arising after such termination and, in the case of other limited circumstances, the publication and expiry of due notice.
The shareholders of the companies cannot enforce the provisions of the deed poll guarantees in relation to their interest in the shares of the other company.
Item 9.A.7. Other Rights
Not applicable.
Item 10. Memorandum and articles of association
Item 10.B.3. Rights of the Shares
Dividend rights
For additional details, see “Dividend arrangements” above.
Voting
Voting at any general meeting of shareholders on a resolution on which the holder of the Special Voting Share is entitled to vote shall be decided by a poll, and any other resolution shall be decided by a show of hands unless a poll has been duly demanded. On a show of hands, every shareholder who is present in person or by proxy (or other duly authorised representative) and is entitled to vote, has one vote regardless of the number of shares held. The holder of the Special Voting Share is not entitled to vote in a show of hands. On a poll, every shareholder who is present in person or by proxy (or other duly authorised representative) and is entitled to vote, has one vote for every ordinary share for which he or she is the holder. In the case of Joint Decisions, the holder of the Special Voting Share has one vote for each vote cast in respect of the publicly held shares of the other company.

A poll may be demanded by any of the following:

•	the chairman of the meeting;

•	at least five shareholders entitled to vote on the resolution;

•
any shareholder(s) representing in the aggregate not less than one tenth (Rio Tinto plc) or one 20th (Rio Tinto Limited) of the total voting rights of all shareholders entitled to vote on the resolution;

•
any shareholder(s) holding Rio Tinto plc shares conferring a right to vote at the meeting on which there have been paid-up sums in the aggregate equal to not less than one tenth of the total sum paid up on all the shares conferring that right; or

•	the holder of the Special Voting Share of either company.
A proxy form gives the proxy the authority to demand a poll, or to join others in demanding one.
The necessary quorum for a Rio Tinto plc general meeting is three members present (in person or by proxy or other duly authorised representative) and entitled to vote. For a Rio Tinto Limited general meeting it is two members present (in person or by proxy or other duly authorised representative).
Matters are transacted at general meetings by the proposing and passing of resolutions as:

•	ordinary resolutions (for example the election of directors), which require the affirmative vote of a majority of persons voting at a meeting for which there is a quorum; and

•
special resolutions (for example amending the Articles of Association of Rio Tinto plc or the Constitution of Rio Tinto Limited), which require the affirmative vote of not less than three-quarters of the persons voting at a meeting at which there is a quorum.

The Sharing Agreement further classifies resolutions as Joint Decisions and class rights actions.
Annual general meetings must be convened with 21 days’ written notice for Rio Tinto plc and with 28 days’ notice for Rio Tinto Limited. In accordance with the authority granted by shareholders at the Rio Tinto plc AGM in 2019, other meetings of Rio Tinto plc may be convened with 14 days’ written notice for the passing of a special resolution, and with 14 days’ notice for any other resolution, depending on the nature of the business to be transacted. All meetings of Rio Tinto Limited require 28 days’ notice. In calculating the period of notice, any time taken to deliver the notice and the day of the meeting itself are not included. The notice must specify the nature of the business to be transacted.
Directors interests
Under Rio Tinto plc’s Articles of Association, a director may not vote in respect of any proposal in which he or she, or any other person connected with him or her, has any interest, other than by virtue of his or her interests in shares or debentures or other securities of, in or through the company, except in certain circumstances, including in respect of resolutions:

•
indemnifying him or her or a third party in respect of obligations incurred by the director on behalf of, or for the benefit of, the company, or in respect of obligations of the company, for which the director has assumed responsibility under an indemnity, security or guarantee;

•	relating to an offer of securities in which he or she may be interested as a holder of securities or as an underwriter;

•	concerning another body corporate in which the director is beneficially interested in less than 1% of the issued shares of any class of shares of such a body corporate;

•	relating to an employee benefit in which the director will share equally with other employees;

•	relating to liability insurance that the company is empowered to purchase for the benefit of directors of the company in respect of actions undertaken as directors (or officers) of the company; and

•	concerning the giving of indemnities in favour of directors or the funding of expenditure by directors to defend criminal, civil or regulatory proceedings or actions against a director.
Under Rio Tinto Limited’s Constitution, a director may be present at a meeting of the board while a matter in which the director has a material personal interest is being considered and may vote in respect of that matter, except where a director is constrained by Australian law.
The directors are empowered to exercise all the powers of the companies to borrow money, to charge any property or business of the companies or all, or any, of their uncalled capital, and to issue debentures or give any other security for a debt, liability or obligation of the companies or of any other person. The directors shall restrict the borrowings of Rio Tinto plc to the limitation that the aggregate amount of all monies borrowed by the company and its subsidiaries shall not exceed an amount equal to 1 ½ times the companies’ share capital plus aggregate reserves unless sanctioned by an ordinary resolution of the company.

Directors are not required to hold any shares of either company by way of qualification.
Appointment and removal of directors
The appointment and replacement of directors is governed by Rio Tinto plc’s Articles of Association and Rio Tinto Limited’s Constitution, relevant UK and Australian legislation, and the UK Corporate Governance Code. The board may appoint a director either to fill a casual vacancy or as an addition to the board, so long as the total number of directors does not exceed the limit prescribed in these constitutional documents. An appointed director must retire and seek election to office at the next AGM of each company. In addition to any powers of removal conferred by the UK Companies Act 2006 and the Australian Corporations Act 2001, the company may by ordinary resolution remove any director before the expiry of his or her period of office and may, subject to these constitutional documents, by ordinary resolution appoint another person who is willing to act as a director in their place. In line with the UK Corporate Governance Code, all directors are required to stand for re-election at each AGM.
Rights upon a winding-up
Except as the shareholders have agreed or may otherwise agree, upon a winding-up, the balance of assets available for distribution after the payment of all creditors (including certain preferential creditors, whether statutorily preferred creditors or normal creditors) and subject to any special rights attaching to any class of shares, is to be distributed among the holders of ordinary shares according to the amounts paid-up on the shares held by them. This distribution should generally be made in cash. A liquidator may, however, upon the adoption of a special resolution of the shareholders, divide among the shareholders the whole or any part of the assets in specie or kind.
Rights attaching to shares
Under UK law, dividends on shares may only be paid out of profits available for distribution, as determined in accordance with generally accepted accounting principles and by the relevant law. Shareholders are entitled to receive such dividends as may be declared by the directors. Directors may also pay shareholders interim dividends as justified by the financial position of the Group.
Under the Australian Corporations Act 2001, dividends on shares may only be paid if the company’s assets exceed its liabilities immediately before the dividend is declared, the excess is sufficient for the payment of the dividend, the payment is fair and reasonable to the company’s shareholders as a whole, and the payment does not materially prejudice the company’s ability to pay its creditors. Any Rio Tinto plc dividend unclaimed after 12 years from the date the dividend was declared, or became due for payment, will be forfeited and returned to the company. Any Rio Tinto Limited dividend unclaimed may be invested or otherwise used by the board for the benefit of the company until claimed or otherwise disposed of according to Australian law. Rio Tinto Limited is governed by the State of Victoria’s unclaimed monies legislation, which requires the company to pay to the state revenue office any unclaimed dividend payments of A$20 or more that on 1 March each year have remained unclaimed for over 12 months.
Variation of rights
If, at any time, the share capital is divided into different classes of shares, the rights attached to each class may be varied, subject to the provisions of the relevant legislation, the written consent of holders of three-quarters in value of the shares of that class, or upon the adoption of a special resolution passed at a separate meeting of the holders of the shares of that class. At every such meeting, all of the provisions of the Articles of Association and Constitution relating to proceedings at a general meeting apply, except that the quorum for Rio Tinto plc should be two or more persons who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class.
Articles of Association, Constitution, and DLC Sharing Agreement
Under the terms of the DLC structure shareholders of Rio Tinto plc and of Rio Tinto Limited entered into certain contractual arrangements designed to place the shareholders of both companies in substantially the same position as if they held shares in a single entity which owned all the assets of both companies. As far as is permitted by the UK Companies Act 2006, the Australian Corporations Act 2001 and ASX Listing Rules, this principle is reflected in the Articles of Association of Rio Tinto plc and in the Constitution of Rio Tinto Limited.
Rights in the event of liquidation
For additional details, see “Capital distribution arrangements” above.
Item 10.B4. Requirements for Amendments
For additional details, see above “Dual listed companies structure”, “Articles of Association, Constitution and DLC Share Agreement”, “Rights attaching to shares” and “Voting” above.

Item 10.B.6. Limitations on the Rights to Own Shares
Exchange controls and foreign investment
Rio Tinto plc
There are no UK foreign exchange controls or other restrictions on the import or export of capital by, or on the payment of dividends to, non-resident holders of Rio Tinto plc shares, or that materially affect the conduct of Rio Tinto plc’s operations. It should be noted, however, that various sanctions, laws, regulations or conventions may restrict the import or export of capital by, or the payment of dividends to, non-resident holders of Rio Tinto plc shares. There are no restrictions under Rio Tinto plc’s Articles of Association or under UK law that limit the right of non-resident owners to hold or vote Rio Tinto plc shares. However, certain of the provisions of the Australian Foreign Acquisitions and Takeovers Act 1975 (the Takeovers Act) described below also apply to the acquisition by non-Australian persons of interests in securities of Rio Tinto plc.
Rio Tinto Limited
Under current Australian legislation, Australia does not impose general exchange or foreign currency controls. Subject to some specific requirements and restrictions, Australian and foreign currency may be freely brought into and sent out of Australia. There are requirements to report cash transfers in or out of Australia of A$10,000 or more. There is a prohibition on (or in some cases the specific prior approval of the Department of Foreign Affairs and Trade or Minister for Foreign Affairs must be obtained for) certain payments or other dealings connected with countries or parties identified with terrorism, or to whom United Nations or autonomous Australian sanctions apply. Sanction, anti-money laundering and counterterrorism laws may restrict or prohibit payments, transactions and dealings or require reporting of certain transactions.
Rio Tinto Limited may be required to deduct withholding tax from foreign remittances of dividends, to the extent that they are unfranked, and from payments of interest.
Acquisitions of interests in shares, and certain other equity instruments in Australian companies by non-Australian (“foreign”) persons are subject to review and approval by the Treasurer of the Commonwealth of Australia under the Takeovers Act.
In broad terms, the Takeovers Act applies to acquisitions of interests in securities in an Australian entity by a foreign person where, as a result, a single foreign person (and any associate) would control 20% or more of the voting power or potential voting power in the entity, or several foreign persons (and any associates) would control 40% or more of the voting power or the potential voting power in the entity. The potential voting power in an entity is determined having regard to the voting shares in the entity that would be issued if all rights (whether or not presently exercisable) in the entity were exercised.
The Takeovers Act also applies to direct investments by foreign government investors, in certain circumstances regardless of the size of the investment. Persons who are proposing relevant acquisitions or transactions may be required to provide notice to the Treasurer before proceeding with the acquisition or transaction.
The Treasurer has the power to order divestment in cases where relevant acquisitions or transactions have already occurred, including where prior notice to the Treasurer was not required. The Takeovers Act does not affect the rights of owners whose interests are held in compliance with the legislation.
Item 10.B.7. Provisions Affecting Any Change of Control
Limitations on voting and shareholding
Except for the provisions of the Takeovers Act, there are no limitations imposed by law, Rio Tinto plc’s Articles of Association or Rio Tinto Limited’s Constitution, on the rights of non-residents or foreigners to hold the Group’s ordinary shares or ADRs, or to vote that would not apply generally to all shareholders.
For additional details, see above “Limitations on ownership of shares and merger obligations” above.
Item 10.B.8. Ownership Threshold
See “Limitations on ownership of shares and merger obligations” and “Limitations on voting and shareholding”above.
Item 10.B.9. Differences Between the Law of Different Jurisdictions
See above “Rights of the Shares” above.
Item 10.B.10. Changes in Capital
For additional details, see “Variation of rights” and “Articles of Association, Constitution, and DLC Sharing Agreement” above.

AMERICAN DEPOSITARY SHARES
Item 12. Other Securities
Item 12.D.1. Name and address of Depositary
JPMorgan Chase Bank, N.A., as depositary, will issue the ADSs representing our shares. JPMorgan Chase Bank, N.A., has been appointed as the depositary pursuant a deposit agreement among the depositary, the holders the ADSs thereunder, and Rio Tinto plc. Each ADS represents one shares of Rio Tinto plc. The depositary’s principal office at which the ADSs will be administered is located at 4 New York Plaza, New York, New York, 10004.
Item 12.D.2. Description of American Depositary Shares
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having ADSs registered in your name on the books of the depositary, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are. Your ADSs will be issued on the books of the depositary in book-entry form, in which case your ADSs will be held through the depositary’s direct registration system reflecting your ownership of these ADSs. Your ADSs will be evidenced by one or more American Depositary Receipts (“ADRs”).
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The depositary or its nominee will be the holder of record of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. The deposit agreement to be entered into among us, the depositary, you, as an ADS holder, and the other holders and beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreements and the ADRs. Because the depositary or its nominee will actually be the record owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.
Definitions in deposit agreement
"Company" shall mean Rio Tinto plc, incorporated under the laws of England, and its successors.
"Depositary" shall mean JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America and any successor as depositary hereunder. The term "Principal Office", when used with respect to the Depositary, shall mean the office of the Depositary, which at the date of this amended and restated Agreement is 4 New York Plaza, New York, New York, 10004.
"Custodian" shall mean the London, England office of the Depositary, and, as agent of the Depositary, any other firm or corporation in England which may hereafter be appointed by the Depositary as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodians" shall mean all of them, collectively.
"Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time.
"Rio Tinto Shares" shall mean Ordinary Shares in registered form of the Company and shall include the rights to receive such Ordinary Shares.
"Deposited Securities" as of any time shall mean Rio Tinto Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions.
"Receipts" shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares. Receipts may, but need not be, in physical certificated form.
"Direct Registration Receipts" means a Receipt, the ownership of which is recorded on the Direct Registration System. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.
"American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent one Rio Tinto Share.
"Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.
"Dollars" shall mean United States dollars. The terms "Pounds" and "pence" shall mean the currency of the United Kingdom.
"Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.
"Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934 as from time to time amended.

"Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.
"English Registrar" shall mean Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgewater Road, Bristol, BS99 7NH, United Kingdom, a company organized under the laws of England, which carries out the duties of registrar for the Ordinary Shares of the Company or any successor as registrar for the Ordinary Shares of the Company.
"deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.
"Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC, which provides for automated transfer of ownership between DTC and the Depositary.
"Receipt register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.
Transfer, Split-Ups, And Combinations Of Receipts.
The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Rio Tinto Shares being deposited or withdrawn) and payment of any applicable fees may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.
The delivery of Receipts against deposits of Rio Tinto Shares generally or against deposits of particular Rio Tinto Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt register is closed, or if any such action is deemed necessary or advisable by the Depositary or in the case of the American Depositary Share issuance books only, by the Company, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Rio Tinto Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Rio Tinto Shares.
Warranties of depositors.
Every person depositing Rio Tinto Shares under the Deposit Agreement represents and warrants that (a) such Rio Tinto Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Rio Tinto Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Rio Tinto Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Rio Tinto Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Rio Tinto Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Rio Tinto Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Rio Tinto Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.
Filing proofs, certificates, and other information.
Any person presenting Rio Tinto Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the

Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may, but need not be the English Registrar) of the Rio Tinto Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, (i) as the Depositary may, in good faith, deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations under the Deposit Agreement or (ii) other than in the case of the delivery of any Deposited Securities, as the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary or the Custodian, as the case may be, shall, at the request and expense of the Company, provide the Company with copies of information it receives.
Reports; inspection of transfer books.
The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and communications may be inspected and copied through the Commission’s EDGAR system or at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.
The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.
The Depositary will keep at its Principal Office a Receipt register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.
Dividends and distributions.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a non-United States currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.
Whenever the Depositary receives any distribution other than cash or Rio Tinto Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary in good faith may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary or the Company in good faith and reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may in good faith and reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.
If any distribution consists of a dividend in, or free distribution of, Rio Tinto Shares, the Depositary shall, unless the Company shall request otherwise, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Rio Tinto Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Rio Tinto Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If, at the request of the Company, additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Rio Tinto Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

Rights.
Distribution to Owners. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Rio Tinto Shares, the Company shall give notice thereof to the Depositary at least 45 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners. The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied, the Depositary shall proceed with the sale of the rights as contemplated below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse. In the event all conditions set forth above are satisfied, subject to any other agreements the Depositary may reasonably request, the Depositary shall establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Owners to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges). Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise such rights to subscribe for Rio Tinto Shares (rather than American Depositary Shares).
Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) upon the terms set forth in the Deposit Agreement.
Lapse of Rights. If the Depositary is unable to make any rights available to Owners upon the terms described or to arrange for the sale of the rights upon the terms described, the Depositary shall allow such rights to lapse.
The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Owners in general or any Owners in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.
Notwithstanding anything to the contrary in this Article, If registration (under the Securities Act and/or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act (and/or such other applicable law) covering such offering is in effect or (ii) unless the Company furnishes to the Depositary at the Company’s own expense opinion(s) of counsel to the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes and charges.
There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Rio Tinto Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Rio Tinto Shares or other securities to be acquired upon the exercise of such rights.
Record dates.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, the Depositary shall, after consultation with the Company if practicable in the case of a record date set in response to a Company record date, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company), for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Rio Tinto Shares. Subject to the Deposit Agreement, only such Owners at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act or be responsible or obligated in respect of any such other matter.
Voting of deposited securities.
Upon receipt of notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and in any related material supplied by the Company to the Depositary, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Rio Tinto Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, actually received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Rio Tinto Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that the Custodian and the nominee(s) of the Depositary or the Custodian shall not, vote or attempt to vote or exercise or attempt to exercise any other rights in respect of Deposited Securities, other than in accordance with prior written instructions of the Owners of Receipts therefor, and shall not vote or attempt to exercise the right to vote or exercise or attempt to exercise any other right attaching to Rio Tinto Shares or other Deposited Securities, if no instructions are received with respect to such securities. Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Owners are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the American Depositary Receipt department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.
Changes affecting deposited securities.
Subject to the other provisions of the Deposit Agreement, the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend the Receipts or distribute additional or amended Receipts (with or without calling Receipts for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split up, consolidation, cancellation or other reclassification of Deposited Securities, any Rio Tinto Share distribution or other distribution not distributed to Owners or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the Receipts or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each American Depositary Share evidenced shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Owners in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms thereof, as soon as reasonably practicable.
Liability of the company and depositary.
Neither the Depositary, its agents nor the Company shall incur any liability to any person, including any Owner or beneficial owner of an interest in American Depositary Shares, if, by reason of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or of or governing the Deposited Securities, or by reason of any act of God, war, terrorism, nationalization or other circumstance beyond its control the Depositary, its agents or the Company shall be prevented, delayed or forbidden from doing or performing, or subjected to any civil or criminal penalty in connection with, any act or thing which by the terms of the Deposit Agreement, the Memorandum and Articles of Association of the Company or the Deposited

Securities it is provided shall be done or performed (including, without limitation, voting); nor shall the Depositary, its agents or the Company incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable) nor, in any case, shall the Depositary, its agents or the Company incur any liability to any Owner or beneficial owner of an interest in American Depositary Shares or other person by reason of any nonperformance or delay.
The Depositary, the Company, their agents and each of them shall: (a) assume no liability except to perform its obligations to the extent they are specifically set forth in the Deposit Agreement without gross negligence or willful misconduct; (b) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt; (c) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Rio Tinto Shares for deposit, any Owner, or any other person believed by it to be competent to give such advice or information, and (e) any one or more of (a) through (d). The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Owners or any other holders of an interest in any American Depositary Shares about the requirements of English law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Subject to the Company's Memorandum and Articles of Association and applicable law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth herein or in any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any American Depositary Shares, Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owners or beneficial owners income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. Neither the Depositary, the Company nor any of their respective agents shall be liable to Owners or holders of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without gross negligence or willful misconduct with respect to the same matter during the period in which it previously acted as Depositary. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts) and subject to the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under the Deposit Agreement. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section.
By holding an American Depositary Share or an interest therein, Owners and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
Amendment.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect, which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Receipts to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Receipts or Rio Tinto Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
Termination of deposit agreement.
The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

DEBT SECURITIES

Item 12.A Debt Securities
Each series of guaranteed notes listed on the New York Stock Exchange has been issued by Rio Tinto Finance (USA) Limited or Rio Tinto Finance (USA) plc fully and unconditionally guaranteed by Rio Tinto plc and Rio Tinto Limited (the “Guarantors”). Each of these series of the notes and related guaranteed was issued pursuant to an effective registration statement and a related prospectus and prospectus supplements setting for the terms of the relevant series of notes and related guarantees.
Rio Tinto Finance (USA) Limited, a wholly owned subsidiary of Rio Tinto Limited, and Rio Tinto Finance (USA) plc, an indirect wholly owned subsidiary of Rio Tinto plc, Rio Tinto Finance (USA) Limited and Rio Tinto Finance (USA) plc (together, the “Issuers”) are finance companies through which the Rio Tinto Group conducts its treasury operations.
The following table sets for the dates of the registration statements, dates of the base prospectus, dates of issuance and issuer for each relevant series of the notes (“Notes”).

Notes	Registration Statement	Date of Base Prospectus	Issuer/ Date of Issuance
$1,200,000,000 3.750% Guaranteed Notes due 2025	333-196694	12 June 2014	Rio Tinto Finance (USA) Limited 12 June 2015
$750,000,000 4.125% Guaranteed Notes due 2042	333-175037	16 March 2012	Rio Tinto Finance (USA) plc 17 August 2012
$500,000,000 4.750% Guaranteed Notes due 2042	333-175037	16 March 2012	Rio Tinto Finance (USA) plc 20 March 2012
$350,000,000 5.200% Guaranteed Notes due 2040	333-175037	21 June 2011	Rio Tinto Finance (USA) Limited 15 September 2011
$300,000,000 5.200% Guaranteed Notes due 2040	333-151839	17 May 2011	Rio Tinto Finance (USA) Limited 19 May 2011
$500,000,000 5.20% Guaranteed Notes due 2040	333-151839	14 April 2009	Rio Tinto Finance (USA) Limited 29 October 2010
$750,000,000 7.125% Guaranteed Notes due 2028	333-151839	23 June 2008	Rio Tinto Finance (USA) Limited 25 June 2008

DESCRIPTION OF GUARANTEED DEBT SECURITIES
General
The Bank of New York Mellon (“BNYM”) acts as the trustee under the indenture dated July 2, 2001, which was amended and restated on March 16, 2012 (the “Base Indenture”) and amended by the supplemental indenture dated May 8, 2017 (the “First Supplemental Indenture”, which together with the Base Indenture is referred to herein as the “Indenture”). The trustee has two principal functions:

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First, it can enforce the rights of holders of the debt securities against us if we default on debt securities issued under the Indenture. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described below under “— Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending interest payments to holders, transferring debt securities to new buyers and sending notices to holders.
Both Rio Tinto plc and Rio Tinto Limited act as the guarantors of the debt securities issued under the Indenture. The guarantees are described under “— Guarantees” below.
The Indenture and its associated documents contain the full legal text of the matters described in this section. The Indenture, the debt securities and the guarantees are governed by New York law. A copy of the form of Indenture is filed with the SEC as an exhibit to the registration statement. See “Where You Can Find More Information” below for information on how to obtain a copy.
We may issue as many distinct series of debt securities under the Indenture as we wish. This section summarizes all material terms of the debt securities and the guarantees that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.
Interest rates
In addition to debt securities that bear interest at fixed rates, we may, from time to time, issue floating rate debt securities that bear interest at rates based on one or more of the following base rates:

•	LIBOR; or

•	any other interest rates (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable prospectus supplement.
LIBOR. A LIBOR note is a floating rate debt security that will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the applicable prospectus supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable prospectus supplement.
LIBOR will be determined in the following manner:

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LIBOR will be the arithmetic mean of the offered rates appearing on the Reuters LIBOR page, unless that page by its terms cites only one rate, in which case that rate; in either case, as of 11:00 A.M., London time, on the relevant interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The applicable prospectus supplement will indicate the index currency, the index maturity and the reference page that apply to the debt security and how interest determination dates and interest reset dates will be determined.

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If fewer than two of the rates described above appears on the Reuters LIBOR page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

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If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., London time, in the principal financial center for the country of the index currency, on that interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.

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If fewer than three banks selected by the calculation agent provide quotations as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect.

The reference banks and dealers employed by the calculation agent in determining the base rate may include the calculation agent itself and its affiliates.
Guarantees
Both Rio Tinto plc and Rio Tinto Limited will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable in respect of the debt securities, as described below under “— Special Situations — Payment of Additional Amounts”. [Each of] Rio Tinto plc and Rio Tinto Limited guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. Each of Rio Tinto plc and Rio Tinto Limited is individually obligated to pay such amounts.
Legal Ownership
Street Name and Other Indirect Holders
Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. Holders of debt securities who hold in street name should check with their institutions to find out:

•	how it handles payments in respect of the debt securities and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how holders can instruct it to send their debt securities, registered in their own names so they can be direct holders as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to holders who hold in street name or other indirect means, either because such holders choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the street name customer but does not do so.
Global Securities
A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether a particular series of debt securities will be issued only in the form of global securities.
Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global debt securities should be aware that:

•	They cannot get debt securities registered in their own names.

•	They cannot receive physical certificates for their interests in the debt securities.

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They will be street name holders and must look to their own banks or brokers for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained above under “— Legal Ownership — Street Name and Other Indirect Holders”.

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They may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to holders’ interests in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.
Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been described above in the subsections entitled “— Legal Ownership — Street Name and Other Indirect Holders” and “— Direct Holders”.
The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or ceases to be a clearing agency registered under the Exchange Act.

•	When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “— Default and Related Matters — Events of Default”.
When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.
Overview of Remainder of this Description
The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how to transfer ownership and where we make payments.

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Holders’ rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if we want to redeem the debt securities for tax reasons.

•	Holders’ rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.

•	Covenants contained in the Indenture that restrict our and Rio Tinto’s ability to incur liens. A particular series of debt securities may have additional covenants.

•	Holders’ rights if we default in respect of our obligations under the debt securities or experience other financial difficulties.

•	Our relationship with the trustee.
Additional Mechanics
Exchange and Transfer
The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless indicated in the applicable prospectus supplement, in denominations that are even multiples of U.S.$1,000.
Holders may have their debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or transfer their debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring the securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.
Holders will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with a holder’s proof of ownership.
If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.
Payment and Paying Agents
We will pay interest to holders who are direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the security on the interest due date. That particular day, usually the Clearing System Business Day immediately prior to the interest due date, is called the regular record date and is stated in the prospectus supplement.
We will pay interest, principal and any other money due on your debt securities at the corporate trust office of the trustee in New York, NY. That office is currently located at 101 Barclay Street, Floor 7E, New York, NY 10286. Holders must make arrangements to have payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify holders of changes in the paying agents for any particular series of debt securities.
Notices
We and the trustee will send notices only to direct holders, using their addresses as listed in the security register.
Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Special Situations
Mergers and Similar Events
We, Rio Tinto plc and Rio Tinto Limited are generally permitted to consolidate or merge with another entity. We, Rio Tinto plc and Rio Tinto Limited are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. However, Rio Tinto Finance (USA) Limited may only take these actions if the successor entity is incorporated or organized under the laws of Australia, any state thereof, or the United States, any state thereof, or the District of Columbia and Rio Tinto Finance (USA) plc may only take these actions if the successor entity is incorporated or organized under the laws of the United Kingdom, or any political subdivision thereof, or the United States, any state thereof, or the District of Columbia. In addition, neither we, Rio Tinto plc nor Rio Tinto Limited may take any of these actions unless all the following conditions are met:

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Where Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc or Rio Tinto Limited merges out of existence or sells or leases substantially all its assets, the successor entity must be duly organized and validly existing under the laws of the applicable jurisdiction.

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If such successor entity is organized under the laws of a jurisdiction other than Australia, the United Kingdom, or the United States, any state thereof, or the District of Columbia, it must indemnify holders against any governmental charge or other cost resulting from the transaction.

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Neither we, Rio Tinto plc nor Rio Tinto Limited may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “— Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

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If we, Rio Tinto plc or Rio Tinto Limited merges out of existence, sells, or leases substantially all of our or their assets, the successor entity must execute a supplement to the Indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the Indenture applicable to Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc or Rio Tinto Limited, as the case may be.

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We, Rio Tinto plc or Rio Tinto Limited, as the case may be, must deliver a certificate and an opinion of counsel to the trustee, each stating that the consolidation, merger, conveyance, transfer or lease, and, if applicable, the supplemental indenture pursuant to which the successor entity assumes our obligations or the obligations of Rio Tinto plc or Rio Tinto Limited, are in compliance with the Indenture.

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Neither our nor Rio Tinto’s assets or properties may become subject to any impermissible lien unless the debt securities issued under the Indenture are secured equally and ratably with the indebtedness secured by the impermissible lien. Impermissible liens are described in further detail below under “— Restrictive Covenants — Restrictions on Liens”.

Under the Indenture, Rio Tinto or any Rio Tinto subsidiary may assume our obligations under the debt securities. This would likely be a taxable event to U.S. holders. U.S. holders would likely be treated as having exchanged their debt securities for other debt securities issued by Rio Tinto or such subsidiary and therefore may have to recognize gain or loss for U.S. federal income tax purposes upon such assumption.
Modification and Waiver
There are three types of changes we can make to the Indenture and the debt securities.
Changes Requiring the Approval of all Holders. First, there are changes that cannot be made to the debt securities without the specific approval of each holder of the debt securities of the applicable series. Following is a list of those types of changes:

•	changes to the stated maturity of the principal or the interest payment dates on a debt security;

•	any reduction in amounts due on a debt security;

•	changes to any of our obligations to pay additional amounts described later under “— Special Situations — Payment of Additional Amounts”;

•	any reduction in the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	changes in the place or currency of payment on a debt security;

•	any impairment of holders’ right to sue for payment;

•	any reduction in the percentage of holders of debt securities whose consent is needed to modify or amend the Indenture;

•	any reduction in the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the Indenture or to waive various defaults; and

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any modification, in any manner adverse to the holders of the debt securities, to the obligations of Rio Tinto plc or Rio Tinto Limited in respect of the payment of principal, premium, if any, and interest, if any.

Changes Requiring a Majority Vote. The second type of change to the Indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the debt securities listed in the first category described above under “— Changes Requiring the Approval of all Holders” unless we obtain the individual consent of each holder to the waiver.
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

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For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

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Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Restrictive Covenants — Defeasance and Discharge”.

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We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the debt securities or request a waiver.
Optional Tax Redemption
The debt securities of any series may be redeemed in whole but not in part, in the three situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Holders must receive between 10 and 60 days’ notice before their debt securities are redeemed.
The first situation is where, as a result of a change in or amendment to any laws, regulations or rulings or the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or any amendment to, any treaty or treaties affecting taxation, any of we, Rio Tinto plc or Rio Tinto Limited determines that it would be required to pay additional amounts as described below under “— Payment of Additional Amounts”.
The second situation is where, as a result of a change in or amendment to any laws, rulings or regulations or the official application or interpretation of such laws, rulings or regulations, or any change in the official application or interpretation of, or any execution of or any amendment to, any treaty or treaties affecting taxation, Rio Tinto plc or Rio Tinto Limited or any subsidiary of either of them determines that it would have to deduct or withhold tax on any payment to us to enable it to make a payment of principal or interest on a debt security.
In the first and second situations, the option to redeem the debt securities applies only in the case of changes or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Rio Tinto plc and Rio Tinto Limited are incorporated. If we, Rio Tinto plc or Rio Tinto Limited, as the case may be, have been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.
In addition, in the case of the first and second situations, we, Rio Tinto plc or Rio Tinto Limited will not have the option to redeem if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
The third situation is where, following a merger or consolidation of Rio Tinto plc or Rio Tinto Limited or a transfer or lease of all of Rio Tinto plc’s or Rio Tinto Limited’s assets, the person formed by such merger, consolidation, transfer or lease is organized under the laws of a jurisdiction other than the United States, the United Kingdom or Australia, or any political subdivisions thereof, and is required to pay additional amounts as described under “— Payment of Additional Amounts”.
We, Rio Tinto plc or Rio Tinto Limited shall deliver to the trustee an Officer’s Certificate to the effect that the circumstances required for redemption exist.

Restrictive Covenants
Restrictions on Liens
Some of our property may be subject to a mortgage or other legal mechanism that gives our and Rio Tinto’s lenders preferential rights in that property over other lenders, including the holders of the debt securities, or over our and Rio Tinto’s general creditors if we fail to pay them back. These preferential rights are called liens. We promise that we will not become obligated on any new debt for borrowed money that is secured by a lien on any of our properties, unless we grant an equivalent or higher-ranking lien on the same property to the holders of the debt securities.
We need not comply with this restriction if the amount of all debt that would be secured by liens on our properties, excluding the debt secured by the liens that are listed below, is less than 10% of Rio Tinto’s consolidated net worth plus minorities. Consolidated net worth plus minorities is defined in the Indenture as a measure of the net worth of Rio Tinto that includes amounts attributable to the outside interests in the accounting subsidiaries of Rio Tinto. A substantial portion of the consolidated assets of Rio Tinto is held by their subsidiaries and thus would not be subject to this restriction on liens.
This restriction on liens applies only to liens for borrowed money. In addition, this restriction on liens also does not apply to debt secured by a number of different types of liens. These types of liens include the following:

•	any lien existing on or before the date of the issuance of the applicable series of debt securities;

•	any lien arising by operation of law and not as a result of any act or omission on our part;

•	liens arising from any judgment against us that does not give rise to an event of default;

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any lien created on property (or the title documents for that property) acquired after the date of the issuance of the applicable series of debt securities for the sole purpose of financing or refinancing or securing the cost of that property so long as the principal moneys secured by the property do not exceed the cost of that acquisition;

•	any lien over property (or the title documents for that property) that was in existence at the time we acquired the property;

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any lien over assets and/or, where such assets comprise substantially the whole of the assets of their owner, shares or stock in the owner of those assets that secures project finance borrowing to finance the costs of developing, or acquiring and developing, those assets;

•	any lien over property, including improvements, which was developed, constructed or improved by us, acquired after the date of the issuance of the applicable series of debt securities,

•	to secure the payment of all or any part of the cost of development or construction of or improvement on the property, or

•	to secure the payment of all or any part of the cost of development or construction of or improvement on the property, or

•	to secure indebtedness incurred by us for the purpose of financing all or any part of the cost of development or construction or of improvements on the property, so long as the secured indebtedness does not exceed the higher of the cost or the fair market value of that development, construction or improvement;

•	any lien arising solely by operation of law over any credit balance or cash held in an account with a financial institution;

•	any lien arising in transactions entered into or established for our benefit in connection with any of the following:

•	the operation of cash management programs;

•	other payment netting arrangements;

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derivatives transactions (including swaps, caps, collars, options, futures transactions, forward rate agreements and foreign exchange transactions and any other similar transaction (including any option with respect to any of the foregoing) and any combination of any of the foregoing);

•	other normal banking transactions; or

•	in the ordinary course of letter of credit transactions;

•	any lien securing our indebtedness for borrowed money incurred in connection with the financing of our accounts receivable;

•	any lien arising in the ordinary course of dealings in base and precious metals, other minerals, petroleum or any other materials;

•	any lien incurred or deposits made in the ordinary course of business, including, but not limited to;

•	any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or similar lien;

•	any lien securing amounts in connection with workers’ compensation unemployment insurance and other types of social security; and

•	any easements, right-of-way, restrictions and other similar charges;

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any lien securing all or part of our interest in any mine or mineral deposit and/or facilities and/or any agreement or instrument relating to a mine or mineral deposit that is in favor of any operator or participant in that mine, mineral deposit or facility if

•	the lien serves as security for any sum which may become due to

•	an operator in its capacity as operator; or

•	to a participant by virtue of any agreement or instrument relating to such mine or mineral deposit and/or facilities; and

•	the lien is limited to the relevant mine or mineral deposit and/or facilities;

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any lien upon specific items of our inventory or other goods, and proceeds inventory or other goods, securing our obligations relating to bankers’ acceptances, issued or created for our account to facilitate the purchase, shipment or storage of the inventory or other goods;

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any lien incurred or deposits made securing our performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of our business;

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any lien on any of our property in favor of the Federal Government of the United States or the government of any state thereof, or the government of Australia or the government of any state or territory thereof, the United Kingdom, or the government of any member nation of the European Union, or any instrumentality of any of them, securing our obligations under any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

•	any liens securing taxes or assessments or other applicable governmental charges or levies;

•	any liens securing industrial revenue, development or similar bonds issued by us, or for our benefit, provided that the industrial revenue, development or similar bonds are non-recourse to us;

•	the sale or other transfer of

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any minerals in place, or for the future production of minerals, for a specified period of time or in any amount such that, the purchaser will realize from such sale or transfer a specified amount of money or minerals; or

•	any other interest in property that is commonly referred to as a “production payment”;

•	any liens in favor of any company in the Rio Tinto Group;

•	any liens securing indebtedness for which we have paid money or deposited securities in an arrangement to discharge in full any liability relating to that indebtedness; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to above, so long as

•	the amount does not exceed the principal amount of the borrowed money secured by the lien which is to be extended, renewed or replaced; and

•	the extension, renewal or replacement lien is limited to all or a part of the same property, including improvements that secured the lien to be extended, renewed or replaced.
Under the Indenture, the following are not considered liens securing indebtedness and so are not prevented by the restrictions:

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any acquisition of any property or assets by us that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale;

•	any conveyance or assignment in which we convey or assign an interest in any metals or minerals in place or the proceeds from their sale; or

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any lien upon any of our wholly or partially owned or leased property or assets, to secure the payment of our proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property.

Restrictions on Sales and Leasebacks
Neither we, Rio Tinto plc nor Rio Tinto Limited will enter into any sale and leaseback transaction involving a property, other than as allowed by this covenant. A sale and leaseback transaction is an arrangement between us and a bank, insurance company or other lender or investor where we lease a property that we previously owned for more than 270 days and sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.
The restriction on sales and leasebacks does not apply to any sale and leaseback transaction between any companies of the Rio Tinto Group. It also does not apply to any lease with a term, including renewals, of three years or less. Further, the Indenture does not restrict the ability of any subsidiary (other than Rio Tinto Finance (USA) Limited and Rio Tinto Finance (USA) plc) to enter into sale and leaseback transactions. A substantial portion of our and Rio Tinto’s consolidated assets is held directly by subsidiaries and so would not be subject to the covenant restricting sale and leaseback transactions.
The covenant allows us to enter into sale and leaseback transactions in two additional situations. First, we may enter sale and leaseback transactions if we could grant a lien on the property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to the holders of the debt securities under the restriction on liens described above.
Second, we may enter sales and leaseback transactions if, within one year of the transaction, we invest an amount equal to at least the net proceeds of the sale of the principal property that we lease in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any of our property or used to retire indebtedness for money that we borrowed, incurred or assumed that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or which may be extended beyond 12 months from that date at our and Rio Tinto’s option.
Defeasance and Covenant Defeasance
The following discussion of defeasance and discharge will be applicable to a series of debt securities only if the prospectus supplement applicable to the series so states.
Defeasance and Discharge
We, Rio Tinto plc and Rio Tinto Limited can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, Rio Tinto plc or Rio Tinto Limited, in addition to other actions, put in place the following arrangements for you to be repaid:

•
We, Rio Tinto plc or Rio Tinto Limited must deposit in trust for the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
We, Rio Tinto plc or Rio Tinto Limited must deliver to the trustee a legal opinion of counsel of recognized standing with respect to such matters confirming that either (A) there has been a change in U.S. federal income tax law or (B) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling in each case to the effect that we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

However, even if we, Rio Tinto plc or Rio Tinto Limited take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.
Covenant Defeasance
We, Rio Tinto plc or Rio Tinto Limited can be legally released from compliance with certain covenants, including those described under “— Restrictive Covenants” and any that may be described below and including the related Events of Default if we, Rio Tinto plc or Rio Tinto Limited, as the case may be, take all the steps described above under “— Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in U.S. federal income tax laws or a ruling from the U.S. Internal Revenue Service.
Further Issues
We may from time to time, without your consent, create and issue further notes having the same terms and conditions as the notes so that the further issue is consolidated and forms a single series with such notes, provided that such further issue constitutes a “qualified reopening” for U.S. federal income tax purposes or such further notes are issued with not more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Default and Related Matters
Ranking
The debt securities are not secured by any of our property or assets. Accordingly, holders of debt securities are unsecured creditors of Rio Tinto. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.
Events of Default
Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is An Event of Default? The term event of default means any of the following:

•
Neither we, Rio Tinto plc nor Rio Tinto Limited pay the principal or any premium on a debt security and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than three business days. As used here, a business day is a week day on which financial institutions in New York and the applicable place of payment are open for business.

•	Neither we, Rio Tinto plc nor Rio Tinto Limited pay interest or any additional amounts on a debt security within 30 days of its due date.

•	Neither we, Rio Tinto plc nor Rio Tinto Limited make a deposit of any applicable sinking fund payment within 30 days of its due date, or any applicable longer period of grace.

•
We, Rio Tinto plc or Rio Tinto Limited remain in breach of a covenant or any other term of the Indenture or series of debt securities for 90 days after we, Rio Tinto plc or Rio Tinto Limited, as the case may be, receive a notice of default stating we, Rio Tinto plc or Rio Tinto Limited are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•
We, Rio Tinto plc or Rio Tinto Limited file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur, unless, in the case of Rio Tinto plc or Rio Tinto Limited, the reorganization is a voluntary winding up carried out in accordance with English or Australian statutory requirements as applicable and which results in a legal entity that is liable under the guarantees, and which owns the assets of Rio Tinto plc or Rio Tinto Limited, respectively.

•	Our other borrowings in principal amount of at least U.S.$50,000,000 are accelerated by reason of a default and steps are taken to obtain repayment of these borrowings.

•
We fail to make a payment of principal of at least U.S.$50,000,000 or fail to honor any guarantee or indemnity with respect to borrowings of at least U.S.$50,000,000 and steps are taken to enforce either of these obligations.

•
Any mortgage, pledge or other charge granted by us in relation to any borrowing of at least U.S.$50,000,000 becomes enforceable and steps are taken to enforce the mortgage, pledge or other charge, as the case may be.

•	Any other event of default described in the prospectus supplement occurs.
Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if we, Rio Tinto plc or Rio Tinto Limited have paid the outstanding amounts, other than amounts due because of the acceleration of maturity, and we, Rio Tinto plc or Rio Tinto Limited have satisfied certain other conditions.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the Indenture.
Before bypassing the trustee and bringing a lawsuit or other formal legal action or taking other steps to enforce rights or protect interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•
The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period.

However, such limitations do not apply to a suit instituted for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We and Rio Tinto will furnish to the trustee every year a written statement of certain of our and Rio Tinto’s officers certifying that, to their knowledge, we and Rio Tinto are in compliance with the Indenture and the debt securities, or else specifying any default.
Regarding the Trustee
If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving default notice or the default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT
General
Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme in Luxembourg (“Clearstream, Luxembourg”) and Euroclear SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Other Clearing Systems
We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Debt securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg
We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.
Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading
Trading between DTC Participants
We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream, Luxembourg Participants
We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.
Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF NOTES
The following description is a summary of each of our individual Notes and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture dated 2 July 2001with The Bank of New York Mellon, as trustee, the Issuers and the Guarantors, as supplemented and amended dated as of 16 March 2012 and as supplemented by the First Supplemental Indenture dated 8 May 2017.

DESCRIPTION OF GUARANTEED 3.75% NOTES DUE 2015

Issuer	Rio Tinto Finance (USA) Limited
Notes Offered	U.S.$1,200,000,000 3.750% notes due 2025
Guarantees	Full and unconditional guarantees of the principal, interest, premium, if any, and any other additional amounts payable in respect of the notes.
Stated Maturity	June 15, 2025
Principal Amount of Notes Being Issued	U.S.$1,200,000,000
Issue Price	99.333%
Ranking
The notes and guarantees are not secured by any of our or Rio Tinto’s respective property or assets and will rank equally with all other unsecured and unsubordinated indebtedness. Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, payments on the guarantees are effectively subordinated to the other liabilities of those subsidiaries.

Interest Rate	3.750%
Date Interest Starts Accruing	June 16, 2015
Interest Payment Dates	Semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2015
Business day convention	Following, Unadjusted
Day count fraction	30/360
Optional Redemption
The notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. See “Description of Guaranteed Notes — Optional Redemption” above. Upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to March 15, 2025, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 25 basis points or (ii) if such redemption occurs on or after March 15, 2025, 100% of the principal amount of the notes to be redeemed, together, in either case, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. The “Comparable Treasury Issue” for purposes of the definition contained in “Description of Guaranteed Notes — Optional Redemption” will be the U.S. Treasury security selected by the quotation agents as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

Tax Redemption
In the event of various tax law changes that require us, Rio Tinto plc or Rio Tinto Limited to pay additional amounts and other limited circumstances, as described above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the notes for redemption at 100% of their aggregate principal amount plus accrued interest to the date of redemption.

Form of Notes; Clearance and Settlement
We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary. You will hold a beneficial interest in the notes through DTC in book-entry form. Indirect holders trading their beneficial interest in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Denomination	The notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
Trustee and Paying Agent	The Bank of New York Mellon
Listing	New York Stock Exchange.

General
We were offered U.S.$1,200,000,000 initial aggregate principal amount of 3.750% notes due 2025. Book-entry interests in the notes are issued, as described above in “Clearance and Settlement”, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000.
The notes bear interest 3.75%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015. Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant interest payment date will be postponed to the next day that is a business day.
A “business day” means any day other than a day on which banks are permitted or required to be closed in London and New York, NY. The Indenture, the notes and the guarantees will be governed by New York law.
The notes are unsecured, unsubordinated indebtedness of Rio Tinto Finance (USA) Limited and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Rio Tinto plc and Rio Tinto Limited each unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of and any premium and interest on the notes, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the notes are unsecured, unsubordinated obligations of Rio Tinto plc and Rio Tinto Limited. The guarantees rank equally with all other unsecured and unsubordinated indebtedness of Rio Tinto plc and Rio Tinto Limited from time to time outstanding. Because Rio Tinto plc and Rio Tinto Limited are holding companies, the notes are effectively subordinated to any indebtedness of each of their subsidiaries.
The trustee is The Bank of New York Mellon. See “Description of Guaranteed Debt Securities — Default and Related Matters” above for a description of the trustee’s procedures and remedies available in the event of default.
The principal corporate trust office of the trustee in New York, NY, is currently designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed below, will be made in immediately available funds. Beneficial interests in the global securities are traded in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, and secondary market trading activity in such interests are therefore settled in same-day funds.
Optional Redemption
We or Rio Tinto may redeem the notes in whole or in part, at our option or at the option of Rio Tinto plc and Rio Tinto Limited at any time and from time to time at a redemption price equal to (i) if such redemption occurs prior to March 15, 2025, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 25 basis points or (ii) if such redemption occurs on or after March 15, 2025, 100% of the principal amount of the notes to be redeemed, together, in either case, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. In connection with such optional redemption, the following defined terms apply:

•
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

•
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

•
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•
“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC, HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York, NY (a “Primary Treasury Dealer”), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York, NY time, on the third business day preceding that redemption date.

•
“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes is to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and us, and the trustee and any paying agent for the notes shall be entitled to rely on such calculation.
Payment of Additional Amounts
All payments of principal, premium (if any) and interest in respect of the notes or the guarantees are made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed, levied or collected by any jurisdiction in which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, are organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax). If withholding or deduction is required by law, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each holder of the notes additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the notes in the absence of such deduction or withholding. The requirement to pay additional amounts and the exceptions thereto are discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”.
Tax Redemption
In the event of various tax law changes and other limited circumstances that require us, Rio Tinto plc or Rio Tinto Limited to pay additional amounts as described above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the notes for redemption. This means we may repay the notes early. Our ability to redeem the notes is discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Optional Tax Redemption.” If we call the notes as a result of such tax law changes, we must pay 100% of their principal amount (including any additional amounts). We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date (including any additional amounts). Notes will stop bearing interest on the redemption date, even if the holders do not collect their money.
Notice of Redemption
In either of the situations discussed above, we will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Defeasance and Discharge
We may release ourselves from any payment or other obligations on the notes as described above under “Description of Guaranteed Debt Securities — Defeasance and Covenant Defeasance — Defeasance and Discharge”.

DESCRIPTION OF GUARANTEED 4.125% NOTES DUE 2042

Issuer	Rio Tinto Finance (USA) plc
Notes Offered	U.S.$750,000,000 4.125% notes due 2042
Guarantees	Full and unconditional guarantees of the principal, interest, premium, if any, and any other additional amounts payable in respect of the notes are given by Rio Tinto plc and Rio Tinto Limited.
Stated Maturity	August 21, 2042
Principal Amount of Notes Being Issued	U.S.$750,000,000
Issue Price	97.346%
Ranking
The notes and guarantees are not secured by any of our or Rio Tinto’s respective property or assets and will rank equally with all other unsecured and unsubordinated indebtedness. Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, payments on the guarantees are effectively subordinated to the other liabilities of those subsidiaries.

Interest Rate	4.125%
Date Interest Starts Accruing	August 21, 2012
Interest Payment Dates	Semi-annually in arrears on February 21 and August 21 of each year, commencing February 21, 2013.
First Interest Payment Date	February 21, 2013
Optional Redemption
Each series of notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. See “Description of Guaranteed Notes — Optional Redemption” above. Upon redemption, we will pay a redemption price equal to (i) the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments of principal and interest on the relevant series of notes (excluding any interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus a spread of 25 basis points in the case of the 2042 notes or (ii) if such redemption occurs on or after February 21, 100% of the principal amount of the notes to be redeemed, together, in each case, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. The “Comparable Treasury Issue” for purposes of the definition contained in “Description of Guaranteed Notes — Optional Redemption” will be the U.S. Treasury security selected by the quotation agents as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

Tax Redemption
In the event of various tax law changes that require us, Rio Tinto plc or Rio Tinto Limited to pay additional amounts and other limited circumstances, as described under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the notes of each series for redemption at 100% of their aggregate principal amount plus accrued interest to the date of redemption.

Form of Notes; Clearance and Settlement
We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary. You will hold a beneficial interest in the notes through DTC in book-entry form. Indirect holders trading their beneficial interest in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Denomination	The notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
Trustee and Paying Agent	The Bank of New York Mellon
Listing	New York Stock Exchange

General
We offered U.S.$750,000,000 initial aggregate principal amount of 4.125% notes due 2042. Book-entry interests in the notes are issued, as described above in “Clearance and Settlement”, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000. The notes bear interest at 4.125%, payable semi-annually in arrears on February 21 and August 21 of each year, commencing February 21, 2013. The regular record dates for payments of interest are February 6 and August 6. Interest on the notes are computed on the basis of a 360-day year of twelve 30-day months. A “business day” means any day other than a day on which banks are permitted or required to be closed in London and New York, NY. The Indenture, the notes and the guarantees will be governed by New York law.
The notes are unsecured, unsubordinated indebtedness of Rio Tinto Finance (USA) plc and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Rio Tinto plc and Rio Tinto Limited each unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of and any premium and interest on the notes, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the notes are unsecured, unsubordinated obligations of Rio Tinto plc and Rio Tinto Limited. The guarantees rank equally with all other unsecured and unsubordinated indebtedness of Rio Tinto plc and Rio Tinto Limited from time to time outstanding. Because Rio Tinto plc and Rio Tinto Limited are holding companies, the notes will effectively be subordinated to any indebtedness of each of their subsidiaries.
The trustee is The Bank of New York Mellon. See “Description of Guaranteed Debt Securities—Default and Related Matters” for a description of the trustee’s procedures and remedies available in the event of default.
The principal corporate trust office of the trustee in New York, NY, is currently designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed above, are immediately available funds. Beneficial interests in the global securities are traded in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, and secondary market trading activity in such interests are therefore settled in same-day funds.
Optional Redemption
We or Rio Tinto may redeem any series of notes in whole or in part, at our option or at the option of Rio Tinto plc and Rio Tinto Limited at any time and from time to time at a redemption price equal to (i) if such redemption occurs prior February 21, 2042, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 25 basis points, or (ii) if such redemption occurs on or after February 21, 2042, 100% of the principal amount of the notes to be redeemed, together, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. In connection with such optional redemption, the following defined terms apply:

•
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

•
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the relevant series of notes.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

•
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that redemption date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•
“Reference Treasury Dealer” means each of HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, RBS Securities Inc., BNP Paribas Securities Corp., RBC Capital Markets, LLC, SG Americas Securities, LLC, Standard Chartered Bank and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York, NY (a “Primary Treasury Dealer”), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York, NY time, on the third business day preceding that redemption date.

•
“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of a series of notes is to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and us, and the trustee and any paying agent for the notes shall be entitled to rely on such calculation.
Payment of Additional Amounts
All payments of principal, premium (if any) and interest in respect of the notes or the guarantees are free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed, levied or collected by any jurisdiction in which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax). If withholding or deduction is required by law, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each holder of the notes additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the notes in the absence of such deduction or withholding. The requirement to pay additional amounts and the exceptions thereto are discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”.
Tax Redemption
In the event of various tax law changes that require us, Rio Tinto plc or Rio Tinto Limited to pay additional amounts and other limited circumstances, as described above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the relevant series of notes for redemption. This means we may repay that series of notes early. Our ability to redeem the notes is discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Optional Tax Redemption.” If we call a series of notes as a result of such tax law changes, we must pay 100% of their principal amount (including any additional amounts). We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date (including any additional amounts). Notes will stop bearing interest on the redemption date, even if the holders do not collect their money.
In either of the situations discussed above, we will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Defeasance and Discharge
We may release ourselves from any payment or other obligations on the notes as described above under “Description of Guaranteed Debt Securities — Defeasance and Covenant Defeasance — Defeasance and Discharge”.

DESCRIPTION OF GUARANTEED 4.750% NOTES DUE 2042

Issuer	Rio Tinto Finance (USA) plc
Notes Offered	U.S.$500,000,000 4.750% notes due 2042
Guarantees	Full and unconditional guarantees of the principal, interest, premium, if any, and any other additional amounts payable in respect of the notes are given by Rio Tinto plc and Rio Tinto Limited.
Stated Maturity	March 22, 2042
Principal Amount of Notes Being Issued	2042 notes: U.S.$500,000,000
Issue Price	98.599%
Ranking
The notes and guarantees are not secured by any of our or Rio Tinto’s respective property or assets and will rank equally with all other unsecured and unsubordinated indebtedness. Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, payments on the guarantees are effectively subordinated to the other liabilities of those subsidiaries.

Interest Rate	4.750%
Date Interest Starts Accruing	March 22, 2012
Interest Payment Dates	Semi-annually in arrears on March 22 and September 22 of each year, commencing September 22, 2012
First Interest Payment Date	September 22, 2012
Optional Redemption
at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. See “Description of Guaranteed Notes — Optional Redemption”. Upon redemption, we will pay a redemption price equal to (i) the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding any interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus a spread of 25 basis points or (ii) if such redemption occurs on or after September 22, 2041, 100% of the principal amount of the notes to be redeemed, together, in each case, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. The “Comparable Treasury Issue” for purposes of the definition contained in “Description of Guaranteed Notes — Optional Redemption” will be the U.S. Treasury security selected by the quotation agents as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

Tax Redemption
In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the notes of each series for redemption at 100% of their aggregate principal amount plus accrued interest to the date of redemption.

Form of Notes; Clearance and Settlement
We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary. You will hold a beneficial interest in the notes through DTC in book-entry form. Indirect holders trading their beneficial interest in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Denomination	The notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
Trustee and Paying Agent	The Bank of New York Mellon
Listing	New York Stock Exchange

General
We offered U.S.$500,000,000 initial aggregate principal amount of 4.750% notes due 2042. Book-entry interests in the notes are issued, as described in “Clearance and Settlement”, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000. The notes bear interest at the applicable rate per annum of 4.750%, payable semi-annually in arrears on March 20 and September 20 of each year, commencing September 22, 2012. The regular record dates for payments of interest is March 7 and September 7. Interest on the notes is computed on the basis of a 360-day year of twelve 30-day months. A “business day” means any day other than a day on which banks are permitted or required to be closed in London and New York, NY. The Indenture, the notes and the guarantees will be governed by New York law.
The notes are unsecured, unsubordinated indebtedness of Rio Tinto Finance (USA) plc and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Rio Tinto plc and Rio Tinto Limited each unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of and any premium and interest on the notes, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the notes are unsecured, unsubordinated obligations of Rio Tinto plc and Rio Tinto Limited. The guarantees rank equally with all other unsecured and unsubordinated indebtedness of Rio Tinto plc and Rio Tinto Limited from time to time outstanding. Because Rio Tinto plc and Rio Tinto Limited are holding companies, the notes will effectively be subordinated to any indebtedness of each of their subsidiaries.
The trustee will be The Bank of New York Mellon. See “Description of Guaranteed Debt Securities—Default and Related Matters” for a description of the trustee’s procedures and remedies available in the event of default.
The principal corporate trust office of the trustee in New York, NY, is currently designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed above, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.
Optional Redemption
We or Rio Tinto may redeem any series of notes in whole or in part, at our option or at the option of Rio Tinto plc and Rio Tinto Limited at any time and from time to time. In the case of the 2042 notes, upon redemption, we will pay a redemption price equal to (i) if such redemption occurs prior to September 22, 2041, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 25 basis points, or (ii) if such redemption occurs on or after September 22, 2041, 100% of the principal amount of the notes to be redeemed, together, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. In connection with such optional redemption, the following defined terms apply:

•
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

•
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the relevant series of notes.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

•
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that redemption date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•
“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, ANZ Securities Inc., Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., SG Americas Securities, LLC and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York, NY (a “Primary Treasury Dealer”), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York, NY time, on the third business day preceding that redemption date.

•
“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of a series of notes is to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and us, and the trustee and any paying agent for the notes shall be entitled to rely on such calculation.
Payment of Additional Amounts
All payments of principal, premium (if any) and interest in respect of the notes or the guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed, levied or collected by any jurisdiction in which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax). If withholding or deduction is required by law, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each holder of the notes additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the notes in the absence of such deduction or withholding. The requirement to pay additional amounts and the exceptions thereto are discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”.
Tax Redemption
In the event of various tax law changes other limited circumstances that require us, Rio Tinto plc or Rio Tinto Limited, to pay additional amounts as described above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, the notes for redemption. This means we may repay the notes early. Our ability to redeem the notes is discussed above under “Description of Guaranteed Debt Securities — Special Situations — Optional Tax Redemption.” If we call the notes as a result of such tax law changes, we must pay 100% of their principal amount (including any additional amounts). We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date (including any additional amounts). Notes will stop bearing interest on the redemption date, even if the holders do not collect their money.
In either of the situations discussed above, we will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Defeasance and Discharge
We may release ourselves from any payment or other obligations on the notes as described above under “Description of Guaranteed Debt Securities — Defeasance and Covenant Defeasance — Defeasance and Discharge”.

DESCRIPTION OF GUARANTEED 5.20% NOTES DUE 2040

Issuer	Rio Tinto Finance (USA) Limited
Notes Offered	U.S.$500,000,000 5.20% notes due 2040 U.S.$300,000,000 5.20% notes due 2040 U.S.$350,000,000 5.20% notes due 2040
Guarantees	Full and unconditional guarantees of the principal, interest, premium, if any, and any other additional amounts payable in respect of the notes are given by Rio Tinto plc and Rio Tinto Limited.
Stated Maturity	November 2, 2040
Principal Amount of Notes Being Issued	U.S.$1,150,000,000
Issue Price
99.940% (for U.S.$500,000,000)
98.091% plus accrued interest of U.S.$780,000 for the period from May 2, 2011 to, but not including, May 20, 2011 (for U.S.$300,000,000)
102.285% plus accrued interest of U.S.$6,926,111.11 for the period from May 2, 2011 to, but not including, September 19, 2011 (for U.S.$350,000,000)

Ranking
The notes and guarantees are not secured by any of our or Rio Tinto’s respective property or assets and will rank equally with all other unsecured and unsubordinated indebtedness. Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, payments on the guarantees are effectively subordinated to the other liabilities of those subsidiaries.

Interest Rate	5.200%
Date Interest Starts Accruing	November 2, 2010 (for U.S.$500,000,000) May 2, 2011 (for U.S.$300,000,000 and U.S.$350,000,000) May 2, 2011 (for U.S.$500,000,000)
Interest Payment Dates	May 2 and November 2 of each year, commencing November 2, 2011
First Interest Payment Date	May 2, 2011 (for U.S.$500,000,000) November 2, 2011 (for U.S.$300,000,000 and U.S.$350,000,000)
Optional Make-Whole Redemption
Each series of notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. See “Description of Guaranteed Notes — Optional Make-Whole Redemption”. Upon redemption, we will pay a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as certified to the trustee by us or Rio Tinto, the sum of the present values of the remaining scheduled payments of principal and interest on the relevant series of notes (excluding any interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus a spread of 20 basis, together with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. The “Comparable Treasury Issue” for purposes of the definition contained in “Description of Guaranteed Notes — Optional Make-Whole Redemption” will be the U.S. Treasury security selected by the quotation agents as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

Tax Redemption
In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the notes of each series for redemption at 100% of their aggregate principal amount plus accrued interest to the date of redemption.

Form of Notes; Clearance and Settlement
We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary. You will hold a beneficial interest in the notes through DTC in book-entry form. Indirect holders trading their beneficial interest in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Denomination	The notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
Further Issues
We may from time to time without your consent create and issue further notes having the same terms and conditions as any series of notes so that the further issue is consolidated and forms a single series with such series of notes, provided that such further issue constitutes a “qualified reopening” for U.S. federal income tax purposes or such further notes are issued with not more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Trustee and Paying Agent	The Bank of New York Mellon
Listing	New York Stock Exchange.
General
We offered U.S.$500,000,000 initial aggregate principal amount of 5.200% notes due 2040. Book-entry interests in the notes are issued, as described in “Clearance and Settlement” above, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000. The notes bear interest at 5.200% per annum, payable semi-annually in arrears on May 2 and November 2 of each year, commencing May 2, 2011. The regular record dates for payments of interest are April 17 and October 17.
We offered U.S.$300,000,000 initial aggregate principal amount of 5.200% notes due 2040. Book-entry interests in the notes are issued, as described in “Clearance and Settlement” above, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000. The notes bear interest at the of 5.200% per annum, payable semi-annually in arrears on May 20 and November 20 of each year, commencing November 2, 2011. The regular record dates for payments of interest are April 17 and November 17.
We offered U.S.$350,000,000 initial aggregate principal amount of 5.200% notes due 2040. Book-entry interests in the notes are issued, as described in “Clearance and Settlement” above, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000. The notes bear interest at the rate of 5.200% per annum, payable semi-annually in arrears on March 20 and September 20 of each year, commencing November 2, 2011. The regular record dates for payments of interest will be April 17 and October 17.
Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. A “business day” means any day other than a day on which banks are permitted or required to be closed in London and New York, NY. The Indenture, the notes and the guarantees will be governed by New York law.
The notes are be unsecured, unsubordinated indebtedness of Rio Tinto Finance (USA) Limited and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Rio Tinto plc and Rio Tinto Limited each unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of and any premium and interest on the notes, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the notes are unsubordinated obligations of Rio Tinto plc and Rio Tinto Limited. The guarantees rank equally with all other unsecured and unsubordinated indebtedness of Rio Tinto plc and Rio Tinto Limited from time to time outstanding. Because Rio Tinto plc and Rio Tinto Limited are holding companies, the notes are effectively subordinated to any indebtedness of each of their subsidiaries.
The trustee will be The Bank of New York Mellon. See “Description of Guaranteed Debt Securities— Default and Related Matters” above for a description of the trustee’s procedures and remedies available in the event of default.
The principal corporate trust office of the trustee in New York, NY, is currently designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed above, are made in immediately available funds. Beneficial interests in the global securities are traded in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, and secondary market trading activity in such interests are therefore settled in same-day funds.
Optional Make-Whole Redemption
We may redeem any series of notes in whole or in part, at our option or at the option of Rio Tinto plc and Rio Tinto Limited at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 20 basis points, together with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. In connection with such optional redemption, the following defined terms apply:

•
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi- annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

•
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the relevant series of notes.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

•
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that redemption date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•
“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., RBS Securities Inc., Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC, SG Americas Securities, LLC and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York, NY (a “Primary Treasury Dealer”), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York, NY time, on the third business day preceding that redemption date.

•
“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of a series of notes is to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and us, and the trustee and any paying agent for the notes shall be entitled to rely on such calculation.
Payment of Additional Amounts
All payments of principal, premium (if any) and interest in respect of the notes or the guarantees are made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges imposed, levied or collected by any jurisdiction in which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax). If withholding or deduction is required by law, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each holder of the notes additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest on the notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the notes in the absence of such deduction or withholding. The requirement to pay additional amounts and the exceptions thereto are discussed in greater detail above under “Description of Guaranteed Debt Securities—Special Situations—Payment of Additional Amounts”.

Tax Redemption
In the event of various tax law changes and other limited circumstances that require us, Rio Tinto plc or Rio Tinto Limited, to pay additional amounts as described under “Description of Guaranteed Debt Securities—Special Situations—Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the relevant series of notes for redemption. This means we may repay that series of notes early. Our ability to redeem the notes is discussed in greater detail under “Description of Guaranteed Debt Securities—Special Situations—Optional Tax Redemption.” If we call a series of notes as a result of such tax law changes, we must pay 100% of their principal amount (including any additional amounts). We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date (including any additional amounts). Notes will stop bearing interest on the redemption date, even if the holders do not collect their money.
In either of the situations discussed above, we will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Defeasance and Discharge
We may release ourselves from any payment or other obligations on the notes as described under “Description of Guaranteed Debt Securities—Defeasance and Covenant Defeasance—Defeasance and Discharge”.
Further Issues
We may from time to time without your consent create and issue further notes having the same terms and conditions as the notes so that the further issue is consolidated and forms a single series with such notes, provided that such further issue constitutes a “qualified reopening” for U.S. federal income tax purposes or such further notes are issued with not more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

DESCRIPTION OF GUARANTEED 7.125%NOTES DUE 2028

Issuer	Rio Tinto Finance (USA) Limited
Notes Offered	U.S.$750,000,000 7.125% notes due 2028
Guarantees	Full and unconditional guarantees of the principal, interest, premium, if any, and any other additional amounts payable in respect of the notes are given by Rio Tinto plc and Rio Tinto Limited.
Stated Maturity	July 15, 2028
Principal Amount of Notes Being Issued	U.S.$750,000,000
Issue Price	99.319%
Ranking
The notes and guarantees are not secured by any of our or Rio Tinto’s respective property or assets and will rank equally with all other unsecured and unsubordinated indebtedness. Since Rio Tinto plc and Rio Tinto Limited are holding companies and currently conduct their operations through subsidiaries, payments on the guarantees are effectively subordinated to the other liabilities of those subsidiaries.

Interest Rate	7.125%
Date Interest Starts Accruing	June 27, 2008
Interest Payment Dates	Semi-annually in arrear on January 15 and July 15 of each year, commencing January 15, 2009.
First Interest Payment Date	January 15, 2009
Optional Make-Whole Redemption
The notes will be redeemable at our option or at the option of Rio Tinto plc and Rio Tinto Limited, in whole or in part, at any time. See “Description of Guaranteed Notes — Optional Make-Whole Redemption”. Upon redemption, we will pay a redemption price equal to the greater of (i) 100% of the principal amount of the notes plus accrued interest to the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the relevant series of notes (excluding any interest accrued as of the date of redemption). The present value will be determined by discounting the remaining principal and interest payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the Treasury Rate (as defined below) plus a spread of 40 basis points. The “Comparable Treasury Issue” for purposes of the definition contained in “Description of Guaranteed Notes — Optional Make-Whole Redemption” will be the U.S. Treasury security selected by the quotation agents as having a maturity comparable to the remaining term of the relevant series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the relevant series of notes.

Tax Redemption
In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the relevant series of notes for redemption at 100% of their principal amount plus accrued interest to the date of redemption.

Change of Control
If a Change of Control Repurchase Event (as defined in “Description of the Guaranteed Notes — Change of Control Repurchase Event”) occurs, unless the notes are otherwise subject to redemption in accordance with their terms and we have elected to exercise our right to redeem the notes, we will make an offer to each holder comprising that series to repurchase all or any part (in integral multiples of U.S.$1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase.

Form of Notes; Clearance and Settlement
We will issue the notes in fully registered form. The notes will be represented by one or more global securities registered in the name of a nominee of DTC and deposited with The Bank of New York Mellon, as depositary. You will hold a beneficial interest in the notes through DTC in book-entry form. Indirect holders trading their beneficial interest in the notes through DTC must trade in DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading through Euroclear and Clearstream, Luxembourg will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg.

Denomination	The notes will be issued in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Further Issues
We may from time to time without your consent create and issue further notes having the same terms and conditions as any series of notes so that the further issue is consolidated and forms a single series with such series of notes, provided that such further issue constitutes a “qualified reopening” for U.S. federal income tax purposes or such further notes are issued with not more than a de minimis amount of original discount for U.S. federal income tax purposes.

Trustee and Paying Agent	The Bank of New York Mellon
Listing	New York Stock Exchange.
General
We offered U.S.$750,000,000 initial aggregate principal amount of 7.125% notes due 2028. Book-entry interests in the notes are issued, as described in “Clearance and Settlement”, in minimum denominations of U.S.$2,000 and in integral multiples of U.S.$1,000. The notes bear interest at the applicable rate per annum of 7.125%, payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2009. The regular record dates for payments of interest are January 1 and July 1. Interest on the notes are be computed on the basis of a 360-day year of twelve 30-day months. A “business day” means any day other than a day on which banks are permitted or required to be closed in London and New York, NY. The notes and guarantees will be governed by New York law.
The notes are unsecured, unsubordinated indebtedness of Rio Tinto Finance (USA) Limited and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Rio Tinto plc and Rio Tinto Limited each unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of and any premium and interest on the notes, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of the notes are unsecured, unsubordinated obligations of Rio Tinto plc and Rio Tinto Limited. The guarantees rank equally with all other unsecured and unsubordinated indebtedness of Rio Tinto plc and Rio Tinto Limited from time to time outstanding. Because Rio Tinto plc and Rio Tinto Limited are holding companies, the notes are effectively subordinated to any indebtedness of each of their subsidiaries.
The trustee is The Bank of New York (as successor to JP Morgan Chase Bank, formerly The Chase Manhattan Bank). See “Description of Guaranteed Debt Securities — Default and Related Matters” for a description of the trustee’s procedures and remedies available in the event of default.
The principal corporate trust office of the trustee in New York, NY, is currently designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.
Payment of principal of and interest on the notes, so long as the notes are represented by global securities, as discussed above, are made in immediately available funds. Beneficial interests in the global securities are traded in the same-day funds settlement system of The Depository Trust Company, referred to as DTC, and secondary market trading activity in such interests are therefore settled in same-day funds.
Optional Make-Whole Redemption
We or Rio Tinto may redeem any series of notes in whole or in part, at our option or at the option of Rio Tinto plc and Rio Tinto Limited at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as certified to the trustee by us or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 40 basis points, together with accrued interest on the principal amount of the notes to be redeemed to the date of redemption. In connection with such optional redemption, the following defined terms apply:

•
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi- annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

•
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the relevant series of notes.

•	“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

•
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that redemption date, as set forth in the daily statistical release designated H.15 (519) (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker for the notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

•
“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc. and their respective successors and one other nationally recognized investment banking firm that is a Primary Treasury Dealer specified from time to time by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York, NY (a “Primary Treasury Dealer”), we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York, NY time, on the third business day preceding that redemption date.

•
“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. On and after any redemption date, interest will cease to accrue on the relevant series of notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the series of notes to be redeemed on such date. If less than all of a series of notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate. The redemption price shall be calculated by the Independent Investment Banker and us, and the trustee and any paying agent for the notes shall be entitled to rely on such calculation.
Payment of Additional Amounts
All payments of principal and interest in respect of the notes or the guarantees are made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges. If withholding or deduction is required by law, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, must, subject to certain exceptions, pay to each holder of the notes additional amounts as may be necessary in order that every net payment of principal of and interest on the notes after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge, will not be less than the amount that would have been payable on the notes in the absence of such deduction or withholding. The requirement to pay additional amounts is discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”.
Tax Redemption
In the event of various tax law changes and other limited circumstances that require us to pay additional amounts as described under “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, we, Rio Tinto plc or Rio Tinto Limited may call all, but not less than all, of the notes for redemption. This means we may repay that series of notes early. Our ability to redeem the notes is discussed in greater detail above under “Description of Guaranteed Debt Securities — Special Situations — Optional Tax Redemption.” If we call a series of notes as a result of such tax law changes, we must pay 100% of their principal amount. We will also pay the holders accrued interest if we have not otherwise paid interest through the redemption date. Notes will stop bearing interest on the redemption date, even if the holders do not collect their money.
In either of the situations discussed above, we will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs, unless the notes are otherwise subject to redemption in accordance with their terms and we have elected to exercise our right to redeem the notes, we will make an offer to each holder comprising that series to repurchase all or any part (in integral multiples of U.S.$1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditional on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict. On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (in integral multiples of U.S.$1,000) properly tendered pursuant to our offer;

•	deposit with the trustee an amount equal to the aggregate repurchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.
The trustee will promptly mail to each holder of notes properly tendered the repurchase price for such notes, provided that it has received such repurchase price from us, and the trustee will promptly at our direction authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof. We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.
“Below Investment Grade Rating Event” means the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event set out below) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform us or the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Rio Tinto plc or Rio Tinto Limited to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more members of the Rio Tinto Group;

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time directly or indirectly own(s) or acquire(s) such proportion of the issued or allotted ordinary share capital of Rio Tinto plc or Rio Tinto Limited which shall, or, if such transaction involves the conversion or exchange of such share capital for cash, securities or other property, such proportion of share capital of, or other relevant economic interest in, the surviving entity as a result of such transaction as shall, in aggregate, be entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the board of directors of Rio Tinto plc and Rio Tinto Limited or such surviving entity, provided that:

•
for the avoidance of doubt, no Change of Control shall occur solely as a result of either of Rio Tinto plc or Rio Tinto Limited and/or any of its subsidiaries at any time owning or acquiring the relevant proportion of the issued or allotted ordinary share capital of Rio Tinto Limited or Rio Tinto plc, respectively, but in such circumstances whether or not a Change of Control shall occur whether in relation to such event or thereafter shall be determined by reference to:

•	the Collapsed DLC Test; or

•
the test set out in this sub-paragraph immediately preceding this proviso applied solely to whichever of Rio Tinto plc or Rio Tinto Limited owns (whether directly or through one or more of its subsidiaries) the relevant proportion of the issued or allotted ordinary share capital of Rio Tinto Limited or Rio Tinto plc, and

•
no Change of Control shall be deemed to occur if all or substantially all of the holders of the issued or allotted ordinary share capital or other relevant economic interests of the relevant person or, as the case may be, surviving entity immediately after the event which would otherwise have constituted a Change of Control were the holders of the issued or allotted ordinary share capital of each or either of Rio Tinto plc or Rio Tinto Limited with the same (or substantially the same) pro rata economic interests in the share capital or relevant economic interests of the relevant person or, as the case may be, surviving entity, as such shareholders had in the issued or allotted ordinary share capital of each or either of Rio Tinto plc or Rio Tinto Limited, respectively, immediately prior to such event; or

•	the first day on which a majority of the members of the board of directors of either Rio Tinto plc or Rio Tinto Limited are not Continuing Directors.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
The “Collapsed DLC Test” shall be deemed to be satisfied if any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time directly or indirectly own(s) or acquire(s) more than 50% of the issued or allotted ordinary share capital of whichever of Rio Tinto plc or Rio Tinto Limited owns (whether directly or through one or more of its subsidiaries) the relevant proportion of the issued or allotted ordinary share capital of Rio Tinto Limited or Rio Tinto plc, respectively.
“Continuing Directors” means, as of any date of determination, any member of the board of directors of either of Rio Tinto plc or Rio Tinto Limited who (1) was a member of such board on the date of the issuance of the guarantee by either entity; or (2) was nominated for election, appointed or elected to such board with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination, appointment or election.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc. and its successors.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.
“Rio Tinto Group” means Rio Tinto plc and Rio Tinto Limited and their respective subsidiaries taken as a whole.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. and its successors.
Defeasance and Discharge
We may release ourselves from any payment or other obligations on the notes as described under “Description of Guaranteed Debt Securities — Defeasance and Covenant Defeasance — Defeasance and Discharge”.